UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM S-1/A
                                 AMENDMENT NO. 4
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               Teaching Time, Inc.
                              --------------------
             (Exact name of registrant as specified in its charter)

                                     Florida
                                     -------
         (State or other jurisdiction of incorporation or organization)

                                      7372
                                      ----
            (Primary Standard Industrial Classification Code Number)

                                   27-1739487
                                   ----------
                     (I.R.S. Employer Identification Number)

                                   Lisa Lamson
                  2679 Aberdeen Lane, El Dorado Hills, CA 95762
                                  408-605-1572
                  ---------------------------------------------
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

 As soon as practicable after the effective date of this registration statement
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        (Approximate date of commencement of proposed sale to the public)

This is the initial public offering of the Company's common stock.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting Company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting Company" in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer [ ]                        Accelerated filer         [ ]
Non-accelerated filer   [ ]                        Smaller reporting Company [X]
(Do not check if a smaller reporting Company)

                         CALCULATION OF REGISTRATION FEE

Title of Each                     Proposed         Proposed
  Class of         Amount         Maximum           Maximum          Amount of
Securities to      to be       Offering Price      Aggregate        Registration
be Registered    Registered      Per Unit(1)     Offering Price        Fee(2)
-------------    ----------    --------------    --------------     ----------
Common Stock
by Company       3,000,000          $0.01            $30,000            $1.57

(1) The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2) Estimated solely for the purpose of calculating the registration fee based on Rule 457(o).

(3) The Company may not sell all of the shares, in fact it may not sell any of the shares. For example, if only 50% of the shares are sold, there will be 1,500,000 shares sold and the gross proceeds will be $15,000.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


                                EXPLANATORY NOTE

This Amendment No. 4 to Form S-1 is filed to include Exhibits 5.1 and 23.2 Opinion of Counsel and Consent of Counsel.

               PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS

                  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The registrant will pay for all expenses incurred by this offering. Whether or not all of the offered shares are sold, these expenses are estimated as follows:

                  SEC Filing Fee and Printing ..   $ 1,000 *
                  Transfer Agent ...............         0
                                                   -------
                       TOTAL ...................   $ 1,000
                                                   -------
                  * estimate

                    RECENT SALES OF UNREGISTERED SECURITIES

(a) Prior sales of common shares

Teaching Time, Inc. is authorized to issue up to 250,000,000 shares of common stock with a par value of $0.0001. For the period ended January 31, 2010, we had issued 9,000,000 common shares to our sole officer and director for a total consideration of $9,000. What was the exemption and facts relied upon for this sale?

Teaching Time, Inc. is not listed for trading on any securities exchange in the United States, and there has been no active market in the United States or elsewhere for the common shares.

During the past year, Teaching Time, Inc. has sold the following securities which were not registered under the Securities Act of 1933, as amended:

For the period ended January 31, 2010, Teaching Time, Inc. issued 9,000,000 shares of common stock to the sole officer and director for cash proceeds of $9,000 at 0.001 per share.

                                    EXHIBITS

The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation K. All exhibits have been previously filed unless otherwise noted.

EXHIBIT NO.   DOCUMENT DESCRIPTION
-----------   --------------------
3.1           Articles of Incorporation of Teaching Time, Inc.*

3.2           Bylaws of Teaching Time, Inc.*

4.1           Specimen Stock Certificate of Teaching Time, Inc.*

5.1           Opinion of Counsel.**

14.1          Code of Business Conduct and Ethics.*

23.1          Consent of Accountants.**

23.2          Consent of Counsel.**

99.1          Subscription Documents and Procedure of Teaching Time, Inc.*
_________________
*  previously filed
** Filed herewith

(B) DESCRIPTION OF EXHIBITS

EXHIBIT 3.1 Articles of Incorporation of Teaching Time, Inc.

EXHIBIT 3.2 Bylaws of Teaching Time, Inc.

EXHIBIT 4.1 Specimen Stock Certificate of Teaching Time, Inc.

EXHIBIT 5.1 Opinion of Counsel

EXHIBIT 14.1 Code of Business Conduct and Ethics.

EXHIBIT 23.1 Consent of Accountants

EXHIBIT 23.2 Consent of Counsel

EXHIBIT 99.1 Subscription Documents and Procedure of Teaching Time, Inc.

                                  UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

      iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

      i. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

      i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

      ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

      iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

      iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on this Form S-1. Furthermore, the registrant has authorized this registration statement and has duly caused this Form S-1 registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in El Dorado Hills, CA 95762, on this 7th day of June, 2010.

Teaching Time, Inc.

/s/ Lisa Lamson
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Lisa Lamson
President and Director
Principal Executive Officer
Principal Financial Officer
Principal Accounting Officer


Know all men by these present, that each person whose signature appears below constitutes and appoints Lisa Lamson, as agent, with full power of substitution, for her and in her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Form S-1 registration statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ Lisa Lamson                         June 7, 2010
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Lisa Lamson
President and Director
Principal Executive Officer
Principal Financial Officer
Principal Accounting Officer